                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First
                                                                 -----
Amendment"), dated as of March 16, 1998, by and among Meditrust Corporation, a Delaware corporation ("Reitco"), Meditrust Operating Company, a Delaware
                       ------
corporation ("Opco") and Cobblestone Holdings, Inc., a Delaware corporation (the
              ----
"Company").
 -------

          WHEREAS, Reitco, Opco and the Company entered into that certain Agreement and Plan of Merger on January 11, 1998 (the "Merger Agreement")
                                                       ----------------
pursuant to which the parties hereto have agreed to the merger of the Company with and into Reitco (the "Merger"); and
                           ------

          WHEREAS, in contemplation of the Closing of the Merger, Reitco, Opco and the Company desire to amend certain provisions of the Merger Agreement.

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Defined Terms  Capitalized terms used herein and not otherwise
             -------------
defined herein shall have the meanings set forth in the Merger Agreement.

          2. Registration Statement   Section 6.12 of the Merger Agreement is
             ----------------------
deleted and replaced with the following:

             "6.12  Registration Statement.
                    ----------------------

             (a)  Definitions.  For purposes of this Agreement, the following
                  -----------
terms shall have the meanings listed below:

          "Holders" means all holders of Registrable Securities, including
           -------
transferees and assigns.

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Securities" means the Paired Shares issued pursuant to
           ----------------------
the this Agreement excluding (A) Paired Shares that have been disposed of pursuant to a Registration Statement relating to the sale thereof that has become effective under the Securities Act, or (B) Paired Shares that have become eligible to be sold pursuant to Rule 144 of the Securities Act, provided that all such Paired Shares referred to in this clause (B) have become immediately salable within the volume restrictions imposed by Rule 144 or as otherwise permitted by either of such Rules. Registrable Securities shall also include any Paired Shares or other securities (or Paired Shares underlying such other securities) that may be received by the Holders (x) as a result of a stock dividend on or stock split of Registrable Securities or (y) on account of Registrable Securities in a recapitalization of or other transaction involving Reitco and/or Opco.

          "Registration Statement" means any registration statement of Reitco
           ----------------------
and Opco under the Securities Act that covers the resale by Holders of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          (b) Filing of the Registration Statement.  On or before March 17,
              ------------------------------------
1998, Reitco and Opco will file with the SEC a Registration Statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") on Form
                                         ----------------------------
S-3 relating to the resale by each of the Holders of their Registrable Securities and will use their best efforts to cause such Shelf Registration Statement to be declared effective by the SEC. Except during a Black-Out period permitted by Section 6.12(c), Reitco and Opco agree to use their best efforts to keep the Shelf Registration Statement (or any amendment thereof or replacement or successor thereto) continuously effective until one (1) year from the Closing Date.

          (c) Registration Procedures.  In connection with the Reitco's and
              -----------------------
Opco's registration obligations pursuant to Section 6.12(b), Reitco and Opco will as expeditiously as possible, and in each case to the extent applicable:

              (i) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for one (1) year following the Closing Date; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

              (ii) Notify the selling Holders promptly, and (if requested by any such person) confirm such notice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Reitco and Opco of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (iii) Use best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest possible moment.

              (iv) Furnish to each selling Holder, if requested in writing, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder or counsel).

              (v) Deliver to each selling Holder without charge as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably, request; and Reitco and Opco hereby consent to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

              (vi) To register or qualify or cooperate with the selling Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of all jurisdictions within the United States; use best efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that Reitco and Opco
                                       --------  -------
will not be required to (i) qualify to do business in any jurisdiction in which they are not then so qualified or (ii) take any action that would subject them to service of process generally in any such jurisdiction in which they are not then so subject.

              (vii) Cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold.

              (viii) Upon the occurrence of any event contemplated by Section 6.12(c)(iii)(E) hereof or upon the written request of a Holder to correct or supplement the Prospectus with respect to such Holder's name and/or number of Registrable Securities, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Upon receipt of written notice from Reitco and Opco of (i) the occurrence of any event of the kind described in Section 6.12(c)(ii)(B), 6.12(c)(ii)(C), 6.12(c)(ii)(D) or 6.12(c)(ii)(E), or (ii) the suspension, by
Reitco or Opco, in their sole discretion for any reason whatsoever, of the right of Holders to resell Registrable Securities pursuant to any Registration Statement ("Suspension Notice"), each Holder must discontinue disposition of
            -----------------
such Registrable Securities covered by such Registration Statement or Prospectus (a "Black-Out") until such Holder's receipt of the copies of the supplemented or
    ----------
amended Prospectus contemplated by Section 6.12(c)(viii), or until it is advised in writing (the "Advice") by Reitco and Opco that the use of the applicable
                 -------
Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. During a permitted Black-Out period, Reitco and Opco shall not be required to take any of the actions specified in Section 6.12(c)(i), (ii), (iii), (iv), (v), (vi) or (viii) except to the extent required for Reitco and Opco to comply with the proviso to the immediately following sentence. There shall be no limitation with regard to the number of Suspension Notices Reitco and Opco are entitled to give hereunder; provided, however, that
                                                        --------  -------
during the one year period immediately following the Closing Date, (x) in no event shall the aggregate number of days the Holders are subject to Black-Out exceed ninety (90); (y) no one Black-Out period shall exceed thirty (30) consecutive days and (z) no Black-Out will occur during the Blackout Period (as such term is defined in the Shareholders Agreement), unless "force majeure" prevents the filing with the SEC of the supplemented or amended Prospectus
contemplated by Section 6.12(c) (viii).   If the La Quinta Agreement (as defined
in the Shareholders Agreement) terminates for any reason, the Blackout Period
(as defined in the Shareholders Agreement) shall be deemed terminated.   For
purposes of this Section, the term "force majeure" shall mean the failure of EDGAR to be operational or the inability of the SEC to accept filings. After the one year anniversary of the Closing Date, Reitco and Opco may deliver a Suspension Notice to each Holder instructing such Holder thereafter to discontinue disposition of Registrable Securities pursuant to any Registration Statement. Upon their delivery of such Suspension Notice, Reitco's and Opco's obligations under this Section 6.12(c) shall terminate. A Suspension Notice shall be deemed delivered to a Holder if delivered to the holder of record of such Holder's Registrable Securities at the address of such holder of record specified in Reitco's and Opco's stockholder register.

          (d) Registration Expenses.  All fees and expenses incident to the
              ---------------------
performance of or compliance with this Section 6.12 by Reitco and Opco will be borne by Reitco and Opco whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses for compliance with securities or "blue sky" laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iii) messenger, telephone and delivery expenses incurred by Reitco and Opco, (iv) fees and disbursements of counsel for Reitco and Opco incurred by Reitco and Opco, (v) fees and disbursements of all independent certified public accountants incurred by Reitco and Opco, (vi) Securities Act liability insurance if Reitco or Opco so desires such insurance, and (vii) fees and expenses of all other persons retained by Reitco or Opco. In addition, Reitco and Opco will pay their internal expenses, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by Reitco and Opco are then listed and the fees and expenses of any person, including special experts, retained by Reitco or Opco. The Holders shall be responsible for any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities, for any legal, accounting and other expenses incurred by them in connection with any Registration Statement and for all commissions and other compensation of broker-dealers in connection with any disposition or sale of Registrable Securities.

          (e)  Indemnification.
               ---------------

               (i) Indemnification by Reitco and Opco.   Reitco and Opco will,
                   ----------------------------------
without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the officers, directors and agents and employees of each of them, each person who controls such a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the reasonable costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out
                                              ------
of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or in any amendment or supplement thereto or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as the same are based solely upon information furnished in writing to Reitco and Opco by or on behalf of such Holder expressly for use therein; provided, however, that Reitco and Opco will not be liable to
                 --------  -------
any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus if either (A) (i) having been provided with the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the person asserting the claim from which such Losses arise, but only if such Holder was required to so send or deliver a copy of the Prospectus and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or
(B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished to such Holder by or on behalf of Reitco and Opco, and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise, but only if such Holder was required to so send or deliver a copy of the Prospectus. The parties hereto expressly agree that, for purposes of this Section 6.12(e), each Holder shall be deemed to have furnished in writing for use in each Registration Statement and Prospectus the following information: (i) such Holder's name, (ii) the number of Registrable Securities offered by such Holder pursuant to such Registration Statement or Prospectus and (iii) the number of Paired Shares to be beneficially owned by such Holder if all such Registrable Securities were to be sold pursuant to such Registration Statement or Prospectus.

          (ii) Conduct of Indemnification Proceedings.  If any person shall
               --------------------------------------
become entitled to indemnity under this Section 6.12(e) (an "indemnified
                                                             -----------
party"), such indemnified party shall give prompt notice to the party from which
-----
such indemnity is sought (the "indemnifying party") of any claim or of the
                               ------------------
commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however,
                                                             --------  -------
that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within fifteen (15) calendar days of written notice thereof to the indemnifying party (provided such indemnified party agrees in writing promptly to reimburse the indemnifying party if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 6.12(e), unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder. The indemnifying party shall not be liable under this Section 6.12(e) for any indemnity obligation with respect to a third party claim if the indemnified party admits in writing any liability with respect to, or settles, compromises or discharges, such third party claim without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld.

          (iii)  Contribution.  If the indemnification provided for in this
                 ------------
Section 6.12(e) is unavailable to an indemnified party under Section 6.12(e)(i) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such

Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any action or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.12(e)(iii) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The indemnity, contribution and expense reimbursement obligations of Reitco and Opco hereunder will be in addition to any liability Reitco or Opco may otherwise have hereunder or otherwise. The provisions of this Section 6.12(e) will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

          (f)  Rule 144.  Reitco and Opco shall comply with the public
               --------
information requirements of Rule 144(c) under the Securities Act for a period of at least two (2) years following the Closing Date.

          (g)  Stockholder Disclosure.  Prior to the Closing, the Company shall
               ----------------------
deliver to each such stockholder written disclosure stating that the Paired Shares to be received by the Holders in the Merger will not be registered under the Securities Act and, unless so registered, may not be offered or resold except pursuant to an exemption from such registration requirements.

          (h)  Legend.  Each certificate issued to a Holder representing Paired
               ------
Shares received in the Merger shall bear the following legend:

      "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an exemption from the registration requirement of the Securities Act."

          (i)  Third Party Beneficiaries; Amendments; Remedies.  The Holders are
               -----------------------------------------------
express third party beneficiaries of this Section 6.12 and with respect to this
Section 6.12 are entitled to all of the rights and remedies against Reitco and Opco as if they were parties hereto. The provisions of this Section 6.12 may not be amended, modified or supplemented without the prior written consent of Reitco and Opco, and Holders holding in excess of 50% of the Registrable Securities.
In the event of a breach by Reitco and Opco of their obligations under this
Section 6.12, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Section 6.12. Reitco and Opco agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any provision of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they will waive the defense that a remedy at law would be adequate."

      3.  Annual Report.  Reitco and Opco agree that they will prepare and
          -------------
file with the SEC their Annual Report on Form 10-K for the year ended December 31, 1997 not later than March 31, 1998. Reitco and Opco will not file such Form 10-K with the SEC prior to March 30, 1998 unless prior to such date they are advised by the staff of the SEC that either (i) the Shelf Registration Statement as described in Section 6.12(b) will be fully reviewed by the staff of the SEC or (ii) such Shelf Registration Statement will not be reviewed by the staff of the SEC.

      4.  Closing Conditions.
          ------------------

          (a) Section 7.1(d) of the Merger Agreement is deleted and replaced with the following:

              "(d)  Registration Statement.  A Shelf Registration Statement as
                    ----------------------
described in Section 6.12(b) (i) has been filed with the SEC and (ii) has been declared effective by the SEC and remains effective under the Securities Act."

          (b) Notwithstanding Sections 7.1(c) and Section 7.2(b), the parties hereto agree to effect the Merger and the other transactions contemplated by the Merger Agreement even if (i) consents and approvals with respect to the agreements described in Section 4.4 of the Company Disclosure Schedule have not been obtained and (ii) the Company has not eliminated all minority interests in all non wholly-owned Subsidiaries of the Company. The Merger Agreement is deemed amended in each place necessary to give effect to this Section 4(b).

          (c) Notwithstanding Section 4(b) hereof, the parties expressly agree that the respective obligations of Reitco and Opco to consummate the Merger are subject to the satisfaction (or waiver by Reitco and Opco) of the conditions set forth in that certain letter agreement among the Company, Reitco and Opco dated March 16, 1998.

          (d) Section 7.2(g) of the Merger Agreement is deleted and replaced with the following:

              "(g)  Shareholders Agreement.  The stockholder identified in
                    ----------------------
Section 3.7 of the Shareholders Agreement shall have become a party to the Shareholders Agreement, as amended, subject to all the terms and conditions of a "Shareholder" thereunder."

          5.  Closing Date.  The parties agree that the Merger shall be
              ------------
consummated on the earliest date on which all of the conditions set forth in
Article VII of the Merger Agreement, as modified by Section 4(b) hereof, and all the conditions set forth in Section 4(c) hereof are satisfied or waived, and that such date shall be the Closing Date. It is the parties expectation that the Closing Date will be April 1, 1998, unless the SEC staff notifies Reitco and Opco that it is reviewing the Shelf Registration Statement to be filed pursuant to Section 6.12(b).

          6.  Entire Agreement; No Third Party Beneficiaries; Rights of
              ---------------------------------------------------------
Ownership.  Section 9.7 of the Merger Agreement is deleted and replaced with the
---------
following:

          "9.7  Entire Agreement; No Third Party Beneficiaries; Rights of
                ---------------------------------------------------------
Ownership.  This Agreement and the Confidentiality Agreement (including the
---------
exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Article III;
Section 6.9, Section 6.10 and Section 6.12 with respect to the obligations of the Company, the Surviving Corporation, Reitco or Opco thereunder, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder."

          7.  Counterparts.  This First Amendment may be executed in two or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          8.  Governing Law.  This First Amendment shall be governed and
              -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                         (SIGNATURE PAGE(S) TO FOLLOW)

          IN WITNESS WHEREOF, the Company, Reitco and Opco have caused this First Amendment to Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              COBBLESTONE HOLDINGS, INC.

                              By: /s/ Stefan C. Karhavos
                                  ----------------------------
                                Name:  STEFAN C. KARHAVOS
                                Title: Vice President,
                                       Chief Financial Officer

                              MEDITRUST CORPORATION

                              By: /s/ Michael S. Benjamin
                                  ----------------------------
                                Name:  MICHAEL S. BENJAMIN
                                Title: Senior Vice President

                              MEDITRUST OPERATING COMPANY

                              By: /s/ Michael J. Bohnen
                                  ----------------------------
                                Name:  MICHAEL J. BOHNEN
                                Title: Secretary